Exhibit 99.1

Uonlive Corporation (OTC: UOLI) subsidiary Asia Image Investment Limited in talks with Euro Comercio Atacadista De Produtos Extracao Mineral Ltda

HONG KONG / Nov 30, 2021 / Uonline Corporation (OTC PINK: UOLI) (UOLI or the Company) is pleased to announce that its operating subsidiary Asia Image Investment Limited (Asia Image or the Subsidiary) has entered talks with Euro Comercio Atacadista De Produtos Extracao Mineral Ltda (ECA) with a view to enter into an agreement for the purchase of precious metals.

ECA is a Brazilian mining company that trades precious metals including copper and gold. The two parties are currently in talks regarding a long-term agreement to import precious metals from Brazil to China.

The directors of UOLI are pleased with this development and believe that this is in line with the Company’s overall strategy of expanding its international trade lines.

For more information regarding Uonlive Corporation, please visit our website at http://www.uonlivecorp.com.

Forward-Looking Information

Cautionary Note:

This statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties include, but not limited to, technical advances in the industry as well as political and economic conditions present within the industry. We do not take any obligation to update any forward-looking statement to reflect events or developments after a forward-looking statement was made.

SOURCE : Uonlive Corporation

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